Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Randgold Resources Limited of our report dated June 21, 2007 relating to the financial statements of Société des Mines de Morila S.A., which appears in the Randgold Resources Limited Annual Report on Form 20-F for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS INC
PRICEWATERHOUSECOOPERS INC
Registered Auditor Johannesburg, South Africa July 27, 2009